UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2021

GI DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55195	84-1621425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Congress Street

Boston, MA 02210

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 357-3300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

On July 19, 2021, GI Dynamics, Inc. (the “Company”) filed amendments to its Seventh Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”): (i) to effect a 1-for-1,000 reverse stock split (the “Reverse Split”) of its outstanding shares of common stock, par value $0.01 (“Common Stock”), whereby each 1,000 shares of Common Stock registered in the name of a stockholder immediately prior to the effective time of the Reverse Split were converted into one share of Common Stock, except that shares of Common Stock owned by stockholders owning fewer than 1,000 shares of Common Stock immediately prior to the effective time of the Reverse Split were converted into the right to receive a cash payment of $0.06 per share of Common Stock owned by such stockholders prior to the effective time of the Reverse Split, and (ii) immediately following the Reverse Split, to effect a 1,000-for-1 forward stock split (the “Forward Split,” and, together with the Reverse Split, the “Stock Split”) of its Common Stock, whereby each share of Common Stock outstanding upon consummation of the Reverse Split was converted into 1,000 shares of Common Stock.

As a result of the consummation of the Stock Split, stockholders that owned fewer than 1,000 shares of Common Stock immediately prior to the effective time of the Reverse Split were cashed out at a price of $0.06 per share and are no longer stockholders of the Company, and stockholders that owned 1,000 or more shares of Common Stock immediately prior to the effective time of the Reverse Split were not cashed out and the total number of shares held by them remain unchanged.

The amendments to the Company’s Certificate of Incorporation in connection with the Stock Split were approved by unanimous written consent of the Board of Directors of the Company (the “Board”) on May 13, 2021, and by written consent of the requisite number of stockholders holding sufficient shares to approve such amendments on May 24, 2021.

Following the receipt of Board and stockholder approvals, on June 25, 2021, the Company filed a Definitive Information Statement on Schedule 14C (the “Information Statement”) with the U.S. Securities and Exchange Commission (the “SEC”), which, among other things, informed stockholders of the materials terms of the Stock Split and the approved amendments to the Certificate of Incorporation prior to them taking effect. The Company mailed a copy of the Information Statement to its stockholders on or around June 29, 2021.

As a result of the Stock Split, the number of record holders of the Company’s Common Stock was reduced to fewer than 300, thereby allowing the Company to deregister its Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and suspend its reporting obligations under Section 15(d) of the Exchange Act. The Company intends to promptly file Form 15 with the SEC, upon which the Company’s obligation to file certain periodic reports with the SEC, including Forms 10-K, 10-Q and 8-K, will be immediately be suspended. The Company expects that the deregistration of its Common Stock will become effective 90 days after the date of filing of Form 15 with the SEC.

The foregoing descriptions of the amendments to the Certificate of Incorporation effecting the Stock Split do not purport to be complete descriptions of the terms thereunder and are qualified in their entirety by reference to such amendments, copies of which are attached hereto as Exhibits 3.1 and 3.2, and are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures set forth in Item 3.03 of this Current Report on Form 8-K are incorporated into this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation, to effect the Reverse Split.

3.2	Certificate of Amendment to the Certificate of Incorporation, to effect the Forward Split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GI DYNAMICS, INC.

Dated: July 20, 2021	/s/ Joseph Virgilio
Joseph Virgilio
President and CEO

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